EXHIBIT 10.5

NINTH AMENDMENT TO LEASE AGREEMENT
(3175 Mission Oaks Boulevard – Camarillo, California)
THIS NINTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of this 5th day of June, 2018 (the “Effective Date”) by and between STAG CAMARILLO 2, LLC, a Delaware limited liability company (“Landlord”), and DECKERS OUTDOOR CORPORATION, a Delaware corporation (“Tenant”).
R E C I T A L S
WHEREAS, Landlord is the lessor and Tenant is the lessee under the Existing Lease (herein defined), pursuant to which Landlord is leasing to Tenant, and Tenant is renting from Landlord, the Premises (herein defined) in that certain Building (herein defined) owned by Landlord in Camarillo, Ventura County, California known as 3175 Mission Oaks Boulevard; and
WHEREAS, Landlord and Tenant wish to enter into this Amendment in order to further extend the Existing Term and to modify certain of the other terms and conditions of the Existing Lease, all as more particularly set forth in this Amendment.
A G R E E M E N T S
NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
Section 1.Definitions.
The following defined terms, when and as used in this Amendment, shall have the meanings ascribed to them in this Amendment. To the extent a defined term is used in this Amendment which is not defined in this Amendment, it shall have the meaning in this Amendment which is ascribed to such defined term in the Existing Lease, to the extent that a meaning for such defined term is set forth in the Existing Lease.
(a)    “Additional Rent” means all payments of Rent (as defined in the Existing Lease) payable on a monthly or other periodic basis for the Premises pursuant to the Lease other than monthly payments of Base Rent.
(b)    “Building” means that certain building owned by Landlord in Camarillo, Ventura County, California known as 3175 Mission Oaks Boulevard.
(c)    “Existing Lease” means that certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated October 31, 2007 between Original Landlord, as the lessor, and Tenant, as the lessee (the “Original Lease”), pursuant to which Original Landlord leases the Premises to Tenant for a term currently expiring on November 30, 2018, together with all addenda, exhibits, riders and supplements thereto and all amendments and modifications thereof made prior to the Effective Date (including, without limitation, (%3) that certain First Amendment to Standard Industrial/Commercial Multi-Tenant Lease-Net dated August 9, 2010 between Original Landlord and Tenant (the “First Amendment”), (%3) that certain Second Amendment to Standard Industrial/Commercial Multi-Tenant Lease-Net dated July 21, 2011 between Original Landlord and Tenant (the “Second Amendment”), (%3) that certain Third Amendment to Standard Industrial/Commercial Multi-Tenant Lease-Net dated August 31, 2011 between Original Landlord and Tenant (the “Third Amendment”), (%3) that certain Fourth Amendment to Lease dated September 1, 2011 between Original Landlord and Tenant (the “Fourth Amendment”), (%3) that certain Fifth Amendment to Standard Industrial/Commercial

Multi-Tenant Lease-Net dated June 1, 2012 between Original Landlord and Tenant (the “Fifth Amendment”), (%3) that certain Sixth Amendment to Lease dated August 14, 2012 between First Successor Landlord and Tenant (the “Sixth Amendment”), (%3) that certain Seventh Amendment to Standard Industrial/Commercial Multi-Tenant Lease-Net dated August 21, 2012 between First Successor Landlord and Tenant (the “Seventh Amendment”), and (%3) that certain Eighth Amendment to Standard Industrial/Commercial Multi-Tenant Lease-Net dated as of July 2, 2013 between First Successor Landlord and Tenant (the “Eighth Amendment”)). All of the right, title, and interest of Original Landlord, as the lessor under the Existing Lease, was assigned and conveyed by Original Landlord to First Successor Landlord prior to the date of the Sixth Amendment. All of the right, title, and interest of First Successor Landlord, as the lessor under the Existing Lease, was assigned and conveyed by First Successor to Landlord prior to the Effective Date.
(d)    “Existing Term” means that portion of the Term occurring prior to December 1, 2018. The last day of the Existing Term is also the day before the first (1st) day of the Extended Term.
(e)    “Extended Term” means that portion of the Term, as further extended in accordance with Section 2 of this Amendment, beginning on December 1, 2018 and ending on July 31, 2019.
(f)    “Extended Term Expiration Date” means July 31, 2019, being the last day of the Extended Term.
(g)    “First Successor Landlord” means, collectively, 3175 MISSION BLVD LLC, a Delaware limited liability company, and 3233 MISSION BLVD LLC, a Delaware limited liability company.
(h)    “Lease” means the Existing Lease, as amended by this Amendment.
(i)    “Original Landlord” means 450 N. Baldwin Park Blvd Associates, LLC, a California limited liability company. Landlord and Tenant acknowledge that in certain of the amendments comprising the Existing Lease Original Landlord was referred to, mistakenly, as “450 N. Baldwin Park Associates, LLC”; accordingly, Landlord and Tenant hereby agree that all references in the Existing Lease to “450 N. Baldwin Park Associates, LLC” shall be deemed to refer, instead, to “450 N. Baldwin Park Blvd Associates, LLC”.
(j)    “Premises” means all of that space in the Building leased by Landlord to Tenant pursuant to the Existing Lease, comprising 423,106 square feet of space, all as more particularly described in the Existing Lease. Landlord and Tenant hereby agree that the Premises leased by Landlord to Tenant pursuant to the Existing Lease as of the Effective Date does not include any space in any other building, including, without limitation, any space in that certain building known as 3233 Mission Oaks Boulevard in Camarillo, California (the “3233 Building”) and that Tenant did prior to the Effective Date relinquish, and has no further rights pursuant to the Existing Lease, to use or occupy any space in the 3233 Building. For purposes of avoidance of doubt, the Premises is also depicted on Exhibit A attached to and hereby made a part of this Amendment.
(k)    “Tenant Required Repair Work” means, collectively, those repairs and/or replacements to the Premises required to be undertaken and completed by Tenant, at Tenant’s sole cost and expense, on or before the Extended Term Expiration Date in accordance with Section 2(d) of this Amendment, as more particularly described in Exhibit B attached to and hereby made a part of this Amendment. The Tenant Required Repair Work comprises a portion (but not the entirety) of the Unperformed Tenant Repair Work.
(l)    “Tenant’s Broker” means CRESA of Los Angeles.
(m)    “Term” means the Existing Term, as extended for the Extended Term in accordance with the terms and conditions of Section 2 of this Amendment.
(n)    “Unperformed Tenant Repair Work” means, collectively, those repairs and/or replacements to the Premises required to have been undertaken and completed by Tenant, at Tenant’s sole cost and expense, on or before the Effective Date in accordance with the terms and conditions of the Existing Lease, as identified by representatives of Landlord and Tenant at the time of the inspection of the Premises described in Section 2(d) of this Amendment.
Section 2.    Further Extension of Existing Term; Leasing of Premises During Extended Term.
(a)    The Existing Term, as previously extended in accordance with the terms and conditions of Existing Lease and as expiring on November 30, 2018, is hereby further extended so as to expire at 11:59 p.m., local time, on July 31, 2019. From and after the Effective Date, the Term shall be deemed to be comprised, collectively, of the Existing Term and the Extended Term. Notwithstanding anything to the contrary set forth elsewhere in the Lease, except to the limited extent set forth in Section 2(c) of this Amendment, Tenant shall have no right to renew or extend the Term beyond the last day of the Extended Term.
(b)    Subject to the terms and conditions of this Amendment, all of the terms and conditions of the Existing Lease governing the leasing by Landlord to Tenant of the Premises with respect to the Existing Term (including, without limitation, all of the terms and conditions of the Existing Lease concerning the obligation of Tenant to pay to Landlord for the Premises all payments of Additional Rent) shall continue to apply to the leasing by Landlord to Tenant of the Premises pursuant to this Amendment with respect to the Extended Term except that the monthly installments of Base Rent (as such defined term is defined and used in the Lease) payable by Tenant to Landlord for the Premises with respect to the Extended Term shall be as follows:

Period of Time During Extended Term	Monthly Installment of Base Rent
December 1, 2018 to July 31, 2019	$253,863.60

(c)    Notwithstanding anything to the contrary set forth elsewhere in this Amendment and so long as Tenant shall not be in default under the Lease (which default shall have continued beyond the giving of all required notices and the expiration of all applicable cure periods) either on the date Tenant shall give notice to Landlord as required pursuant to this paragraph or as of the Extended Term Expiration Date, Tenant shall have the right, at Tenant’s option, to be exercised by giving notice thereof to Landlord not later than March 31, 2019, to extend the Extended Term for a period of one (1) month so that the Extended Term Expiration Date shall be August 31, 2019 rather than July 31, 2019. If the Extended Term shall be extended by Tenant as provided in the preceding sentence, the leasing by Landlord to Tenant of the Premises with regard to the month of August 2019 shall be upon all of the terms and conditions of as applicable pursuant to this Amendment with respect to the leasing by Landlord to Tenant of the Premises with regard to the Extended Term if expiring on July 31, 2019 rather than on August 31, 2019 except that Tenant shall have no right to further extend the Extended Term beyond August 31, 2019.
(d)    Landlord and Tenant hereby acknowledge and agree that during an inspection of the Premises conducted by representatives of Landlord and Tenant on February 22, 2018, Landlord and Tenant identified certain repairs and/or replacements to the Premises that in accordance with the terms and conditions of the Existing Lease and at Tenant’s sole cost and expense, Tenant was obligated to have performed, but as of the date of such inspection had not performed. Subsequent to the date of such inspection of the Premises Landlord and Tenant agreed that notwithstanding the terms and conditions of the Existing Lease, Tenant would not be required to complete on or before the Extended Term Expiration Date all of the Unperformed Tenant Repair Work but only that portion thereof comprising the Tenant Required Repair Work. Accordingly and notwithstanding anything to the contrary set forth elsewhere in this Amendment or in the Existing Lease, on or before the Extended Term Expiration Date and at Tenant’s sole cost and expense, Tenant shall undertake and complete the Tenant Required Repair Work in a commercially reasonable manner satisfactory to Landlord in all respects, in Landlord’s sole but reasonable judgment. Landlord also hereby agrees that notwithstanding anything to the contrary set forth elsewhere in the Lease, except to the extent being a part of the Tenant Required Repair Work Tenant shall have no obligation pursuant to the Lease to remove from the Premises on or before the Extended Term Expiration Date and at Tenant’s sole cost and expense any of the leasehold improvements made to the Premises by Tenant prior to the Extended Term Expiration Date. Nothing set forth in the preceding provisions of this paragraph shall be construed, however, to relieve Tenant from the obligation to perform, or to limit any obligation of Tenant to perform, any maintenance, repair, or replacement with respect to the Premises (other than repairs and/or replacements being part of the Unperformed Tenant Repair Work but not comprising the Tenant Required Repair Work) that in accordance with the terms and conditions of the Existing Lease Tenant is obligated to perform.
Section 3.    Condition of Premises.
Tenant hereby acknowledges and agrees that (a) Landlord has made no representations or warranties whatsoever to Tenant with respect to the Premises, the condition of the Premises, or the suitability for use by Tenant of the Premises in connection with the business operations of Tenant, and (b) Landlord has no obligation to Tenant whatsoever, pursuant to the Lease or otherwise, with respect to the obtaining or maintaining during or prior to the Extended Term of any governmental approvals, consents, licenses, permits or certificates of use or occupancy (collectively, the “Governmental Authorizations”) that shall or may be a condition of, required or necessary for, or desired by Tenant in connection with, the use or occupancy of the Premises by Tenant pursuant to the Lease and that any and all such Governmental Authorizations that shall or may be a condition of or so required, necessary or desired in connection with the use or occupancy of the Premises by Tenant pursuant to the Lease, shall be obtained and/or maintained by Tenant, at Tenant’s sole cost and expense. The obtaining of any Governmental Authorizations shall not be a condition precedent to the commencement of the Extended Term on December 1, 2018 or the effectiveness of any of the agreements, covenants or obligations of Tenant that pursuant to the terms and conditions of the Lease commence on or after such date (including as to the payment of Rent). Tenant hereby acknowledges and agrees that (i) the Premises are being leased to Tenant by Landlord in their “as is, where is and with all defects” condition as of the first (1st) day of the Extended Term, and (ii) Landlord shall have no obligation whatsoever, pursuant to the Lease or otherwise, to make any alterations or improvements to or with respect to the Premises. Nothing set forth in clause (ii) of the preceding sentence shall be construed to relieve Landlord from performing, or to limit Landlord’s obligation to perform, any maintenance, repairs, or replacements with respect to the Premises that in accordance with the terms and conditions of the Existing Lease Landlord is obligated to perform.
Section 4.    Brokers.
Each of Landlord and Tenant hereby represents and warrants to the other that it has dealt with no real estate agents or brokers in connection with the negotiation, execution and delivery of this Amendment other than Tenant’s Broker and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution, and delivery of this Amendment other than Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect, and hold harmless the other from and against all losses, liabilities, claims, damages, costs, and/or expenses (including, without limitation, reasonable attorneys’ fees) that the other may suffer or incur, or which may be asserted against the other, in connection with, or in any way relating to, the inaccuracy of any representation or warranty made by it in Section 6 of this Amendment. Landlord hereby agrees to pay to Tenant’s Broker the fees and other compensation required to be paid by Landlord to Tenant’s Broker in regard to the execution and delivery of this Amendment pursuant to the terms and conditions of a written agreement made on or prior to the Effective Date between Landlord and Tenant’s Broker in such regard.
Section 5.    Notices.
Notwithstanding anything to the contrary set forth in the Existing Lease, all notices, consents, approvals and the like shall be in writing and shall be given either by deposit with a nationally recognized overnight courier providing receipts or mailed by first class, postage prepaid, U.S. certified or registered mail, return receipt requested, addressed to Landlord as set forth below. If requested by Landlord in writing, Tenant shall deliver copies of all notices in like manner to Landlord’s mortgagees and other persons having a relationship to the Premises at such address as designated from time to time by Landlord or such mortgagee. Any notice so addressed shall be deemed duly given on the date of postmark if so mailed by registered or certified mail, or upon the date of deposit with any such overnight courier.
If to Landlord:    STAG Camarillo 2, LLC
c/o STAG Industrial, Inc.
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
Attention: General Counsel
Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with Section 5 of this Amendment. Any notice to be given by any party to the Lease may be given by the counsel for such party.
Section 6.    Rent Payments.
Notwithstanding anything to the contrary set forth in the Existing Lease, from and after the Effective Date all payments of rent required to be paid by Tenant to Landlord pursuant to the Lease shall be sent to Landlord at the following address:
STAG Camarillo 2, LLC
c/o STAG Industrial, Inc.
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
Section 7.    Deletion of Certain Terms and Conditions of Existing Lease.
Effective as of the Effective Date, the following terms and conditions of the Existing Lease are hereby deleted and shall be deemed to be of no further force or effect:
(a)    Section 39 of the Original Lease (entitled “Options”);
(b)    Section 55 of the Original Lease (entitled “Option to Extend”);
(c)    Section 56 of the Original Lease (entitled “Termination Option”);
(d)    Section 59 of the Original Lease (entitled “Right of First Offer”), as amended pursuant to Section 7 of the Fourth Amendment;
(e)    Section 2 of the First Amendment (concerning certain extension rights of Tenant);
(f)    Section 4 of the Fourth Amendment (concerning an option to renew);
(g)    Section 4(c) of the Fifth Amendment (concerning certain option rights of Tenant);
(h)    Section 8 of the Sixth Amendment (concerning a renewal option);
(i)    Section 4(c) of the Seventh Amendment (concerning certain option rights of Tenant); and
(j)    Section 3 of the Eighth Amendment (concerning certain expansion rights of Tenant and a certain option to renew);
Tenant hereby represents and warrants to Landlord that at no time on or before the Effective Date did Tenant exercise any of the rights granted to Tenant that are described in the preceding provisions of Section 7 of this Amendment.

Section 8.    Inapplicability to Extended Term of certain Terms and Conditions of Existing Lease.
Notwithstanding anything to the contrary set forth elsewhere in this Amendment or in the Existing Lease, the following terms and conditions of the Existing Lease shall be inapplicable to the leasing by Landlord to Tenant of the Premises with respect to the Extended Term (provided, however, that the following terms and conditions of the Existing Lease shall remain applicable as the context shall require, to the leasing by Landlord to Tenant of the Premises with respect to all portions of the Existing Term):
(a)    Section 2.2 of the Original Lease (entitled “Condition”);
(b)    Section 3.2 of the Original Lease (entitled “Early Possession”);
(c)    Section 3.3 of the Original Lease (entitled “Delay in Possession”);
(d)    Section 51 of the Original Lease (entitled “Improvements”);
(e)    Section 57 of the Original Lease (entitled “Contingency”);
(f)    Section 58 of the Original Lease (entitled “Lessor Work”);
(g)    Section 4 of the First Amendment (concerning certain work to be done by Tenant);
(h)    Section 5 of the First Amendment (concerning certain work to be done by Tenant);
(i)    Section 4 of the Second Amendment (concerning certain work to be done by Landlord);
(j)    Section 4(h) of the Fifth Amendment (concerning the condition of the Premises);
(k)    Section 4(h) of the Seventh Amendment (concerning the condition of a certain portion of the Premises);
(l)    Section 7 of the Eighth Amendment (concerning the condition of the Premises);
(m)    Section 8 of the Eighth Amendment (concerning certain work to be done by Landlord); and
(n)    Section 10(g) of the Eighth Amendment (entitled “Brokerage”).
Section 9.    Representations and Warranties of Tenant.
Tenant hereby represents and warrants to Landlord that on and as of the Effective Date: (a) Tenant is a corporation duly formed and validly existing, in good standing, under the laws of the State of Delaware; (b) Tenant is duly registered and authorized to do business in the State of California as a foreign corporation; (c) the officer of Tenant executing and delivering this Amendment on behalf of Tenant is authorized to execute and deliver this Amendment on behalf of Tenant, and when so executed and delivered by such officer of Tenant on behalf of Tenant, this Amendment shall be binding upon and enforceable against Tenant in all respects; (d) Tenant is not in default with respect to any of the agreements, covenants or obligations of Tenant set forth in the Existing Lease; and (e) to the actual knowledge of Tenant, Landlord is not in default with respect to any of the agreements, covenants or obligations of Landlord set forth in the Existing Lease.
Section 10.    Counterpart Copies/Electronic Signatures.
This Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the Landlord and Tenant had executed a single copy of this Amendment. Landlord and Tenant acknowledge and agree that notwithstanding any law or presumption to the contrary, an electronic (i.e., a .pdf file or a DocuSign file) or a telefax signature (hereinafter, an “Electronic Signature”) of either party to this Amendment, whether upon this Amendment or any related document, shall be deemed valid and binding and admissible by either party to this Amendment against the other as if such Electronic Signature were an original ink signature on this Amendment or such related document. Each of Landlord and Tenant hereby acknowledges and agrees that it (a) intends to be bound by any Electronic Signature, (b) is aware that the other party to this Amendment will rely on any such Electronic Signature, and (c) hereby waives any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. Each of Landlord and Tenant hereby acknowledges that it has carefully read and reviewed this Amendment and each of the terms and provisions contained in this Amendment and, by execution of this Amendment, intends to show its informed and voluntary consent to this Amendment. Tenant hereby acknowledges that it has been given the opportunity to have this Amendment reviewed by its legal counsel prior to the execution of this Amendment. This Amendment shall be binding upon Landlord and Tenant only when fully executed by each of Landlord and Tenant and when Landlord has delivered this Amendment to Tenant in the manner set forth in this Amendment, including by electronic signature.
Section 11.    Miscellaneous.
Except as and only to the extent explicitly modified by the terms and provisions of this Amendment, all of the terms and provisions of the Existing Lease are ratified and confirmed in all respects and remain in full force and effect. In the event that any of the terms, conditions or provisions of this Amendment shall conflict with any of the terms, conditions or provisions of the Existing Lease, then and in any such event, the terms, conditions and provisions of this Amendment shall be controlling. This Amendment contains the entire understanding of the parties to this Amendment with respect to the subject matters covered in this Amendment and no prior agreements or understandings between the parties to this Amendment, or in any way relating to the subject matters covered in this Amendment, shall be effective after the Effective Date, whether or not such agreements or understandings are similar, broader in scope, more narrow in scope or in any other way different from the terms and conditions of this Amendment. Each of the parties to this Amendment represents and warrants to the other party to this Amendment that as of the Effective Date no other person or entity is required to consent to this Amendment as a condition of its validity or binding effect upon such party to this Amendment. This Amendment may be modified only by a written instrument signed by Landlord and Tenant. The furnishing to Tenant of the form of this Amendment shall not constitute an offer by Landlord and this Amendment shall become effective in accordance with its terms upon and only upon its execution by and delivery by the parties to this Amendment. The recitals set forth at the beginning of this Amendment shall be deemed to be a part of this Amendment. The headings set forth at the beginning of each of the sections of this Amendment are inserted for convenience of reference only and shall not be deemed to have any legal significance or meaning whatsoever. This Amendment and the terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of California. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, this Amendment shall be deemed to be effective as of the Effective Date even though it may executed and/or delivered by either or both of the parties to this Amendment on a later or different date.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the Effective Date.

Landlord:
STAG CAMARILLO 2, LLC,
a Delaware limited liability company
By:   __/s/ David G. King__________________________
Name:   ___David G. King____________________
Title:   ____Vice President____________________
Date of Execution: May __, 2018

Tenant:
DECKERS OUTDOOR CORPORATION,
a Delaware corporation
By:   ___/s/ David Lafitte_________________
Name:   _David Lafitte_______________
Title:   __Chief Operating Officer______
Date of Execution: May __, 2018

EXHIBIT A
DEPICTION OF THE PREMISES

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT B
TENANT REQUIRED REPAIR WORK

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]